                                                                   EXHIBIT 23(A)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports related to the financial statements of the companies listed below, which reports appear in such
Prospectus:

                              COMPANY                                   DATE OF REPORT
Phoenix Marketing Group, Inc.                                              March 7, 1997
TeleManagement Services, Inc.                                         September 22, 1997
Hispanic Market Connections, Inc                                        October 17, 1997
Combined CulturalAccessWorldwide, Inc. and TLM Holdings, Inc.           October 22, 1997

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
PHILADELPHIA, PA
OCTOBER 24, 1997